                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                     1934

       Date of Report (Date of earliest event reported): August 10, 1999

                       Commission File Number: 000-25269

                               VerticalNet, Inc.
            (Exact name of registrant as specified in its charter.)

          Pennsylvania                             23-2815834
-------------------------------------   ----------------------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)


                               700 Dresher Road
                               Horsham, PA 19044
                   ------------------------------------------
                     (Address of principal executive offices,
                             including  zip code)

     Registrant's telephone number, including area code:   (215) 328-6100

                        2 Walnut Grove Drive, Suite 150
                               Horsham, PA 19044
                   ------------------------------------------
                     (Former name or former address,
                     if changed since last report.)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On August 10, 1999, VerticalNet, Inc. ("VerticalNet" or the "Company"), a Pennsylvania Corporation, purchased all of the capital stock of CertiSource, Inc. ("CertiSource"), a Texas Corporation, that provides registration services for technical and educational training courses, as well as related training products, consulting services and software. Certisource also uses an Internet Web-site to provide large corporations training management services including reporting and the coordination of private training events.

     The acquisition was consummated pursuant to a an Agreement and Plan of Merger (the "Agreement") dated August 10, 1999 among the Company, Certisource Acquisition Co., Inc., a Delaware Corporation, Certisource, Inc., a Texas Corporation, and Walter Rogers, Richard Talaber and Stuart Thomajan, principal shareholders. The terms of the Agreement were negotiated on an arms-length basis.

     Pursuant to the Agreement, the consideration for the acquisition of Certisource was $475,724 in cash and 41,856 shares of VerticalNet common stock having a fair market value of $2,650,531. The transaction costs incurred by the Company were approximately $125,000. The cash portion of the purchase price was financed by proceeds from the Initial Public Offering of the Company's common stock that was consummated in February 1999.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

          (a)  Financial Statements of Certisource:
                  Report of Independent Public Accountants
                  Balance Sheets
                  Statements of Operations
                  Statements of Shareholders' Equity (Deficit)
                  Statements of Cash Flows
                  Notes to Financial Statements


          (b)  Pro Forma Financial Information.

               Pro Forma Financial Statements (unaudited):
                  Basis of Presentation
                  Pro Forma Condensed Consolidated Balance Sheet
                  Pro Forma Consolidated Statements of Operations
                  Notes to Pro Forma Condensed Consolidated Financial Statements

(c)  Exhibits

                  2.1 Agreement and Plan of Merger by and among VerticalNet, Inc., CertiSource Acquisition Co., Inc., CertiSource, Inc., and Walter Rogers, Richard Talaber and Stuart Thomajan (collectively, the "Principal Shareholders")

                  23.1   Consent of KPMG LLP

                         Independent Auditors' Report


The Board of Directors
CertiSource, Inc.:


We have audited the accompanying balance sheet of CertiSource, Inc. as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CertiSource, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



Philadelphia, Pennsylvania
July 29, 1999, except for footnote 7,
 as to which the date is August 10, 1999

                               CertiSource, Inc.

                                Balance Sheets

                     December 31, 1998 and June 30, 1999

                                                                                 December 31,          June 30,
                                                                                     1998                1999
                                                                                 ------------         -----------
                                                                                                      (unaudited)
                                    Assets

Current assets:
    Cash                                                                        $     118,359             129,373
    Accounts receivable, net of allowance for doubtful accounts
       of $35,000 in 1998 and $61,000 in 1999                                         268,118             963,904
    Other current assets                                                                1,400               5,925
                                                                                -------------         -----------
            Total current assets                                                      387,877           1,099,202

Property and equipment, net of accumulated depreciation of
    $21,520 and $32,983, respectively (note 2)                                         29,733              48,758
                                                                                -------------         -----------

Total assets                                                                    $     417,610           1,147,960
                                                                                =============         ===========
                          Liabilities and Stockholders' Deficit

Current liabilities:
    Accounts payable                                                            $     135,338             489,149
    Accrued expenses                                                                   13,640              18,530
    Amounts due to training providers                                                 403,721             757,324
    Deferred revenue                                                                   33,396              38,240
                                                                                -------------         -----------
            Total liabilities                                                         586,095           1,303,243
                                                                                -------------         -----------
Stockholders' deficit:
    Common stock, authorized 1,000,000 shares, no par value,
        1,000,000 shares issued and outstanding at
       December 31, 1998 and June 30, 1999                                            162,954             212,954
    Accumulated deficit                                                              (331,439)           (368,237)
                                                                                -------------         -----------
            Total stockholders' deficit                                              (168,485)           (155,283)
                                                                                -------------         -----------

Total liabilities and stockholders' deficit                                     $     417,610           1,147,960
                                                                                =============         ===========

See accompanying notes to financial statements.

                               CertiSource, Inc.

                           Statements of Operations

                   For the year ended December 31, 1998 and
                  the six months ended June 30, 1998 and 1999

                                                                                              Six months           Six months
                                                                  For the year ended            ended                 ended
                                                                     December 31,              June 30,             June 30,
                                                                         1998                    1998                 1999
                                                                  ------------------        ------------          -----------
                                                                                            (unaudited)           (unaudited)

Revenues                                                          $          943,940             417,264              612,028
                                                                  ------------------        ------------          -----------
Costs and Expenses:
       Operational                                                           469,341             202,607              171,779
       Product development                                                   189,461               1,394               77,652
       Sales and marketing                                                   351,256             139,301              236,382
       General and administrative                                            235,661              98,683              490,078

                                                                  ------------------        ------------          -----------
            Total expenses                                                 1,245,719             441,985              975,891
                                                                  ------------------        ------------          -----------
Operating loss                                                              (301,779)            (24,721)            (363,863)

       Other income (note 6)                                                      --                  --              327,065
                                                                  ------------------        ------------          -----------

            Net loss                                              $         (301,779)            (24,721)             (36,798)
                                                                  ==================        ============          ===========

See accompanying notes to financial statements.

                                  CertiSource, Inc.

                           Statements of Stockholders' Deficit

  For the year ended December 31, 1998 and the six months ended June 30, 1999

                                                                                                       Total
                                                             Common            Accumulated         stockholders'
                                                              stock               deficit              deficit
                                                         --------------      ---------------      ---------------
Balance, January 1, 1998                                $        --                (29,660)             (29,660)

Value assigned to common stock awarded to
  employee (note 5)                                         162,954                     --              162,954

Net loss                                                         --               (301,779)            (301,779)
                                                        -----------          -------------         ------------
Balance, December 31, 1998                                  162,954               (331,439)            (168,485)

Value assigned to common stock awarded to
  consultant (note 5)                                        50,000                     --               50,000

Net loss (unaudited)                                             --                (36,798)             (36,798)
                                                        -----------          -------------         ------------
Balance, June 30, 1999 (unaudited)                      $   212,954               (368,237)            (155,283)
                                                        ===========          =============         ============

See accompanying notes to financial statements.

                               CertiSource, Inc.

                           Statements of Cash Flows

                   For the year ended December 31, 1998 and
                 the six months ended June 30, 1998 and 1999

                                                                                           Six months              Six months
                                                               For the year ended            ended                   ended
                                                                  December 31,              June 30,                June 30,
                                                                      1998                    1998                    1999
                                                             -------------------      --------------------    --------------------
                                                                                           (unaudited)             (unaudited)
Cash flows from operating activities:
    Net loss                                                 $    (301,779)                   (24,721)                   (36,798)
    Adjustments to reconcile net income loss
       to net cash used in operating activities:
          Depreciation                                              20,186                      4,000                     11,463
          Estimated value of common stock awarded
             in exchange for service rendered                      162,954                          -                     50,000
          Increase (decrease) in cash due to
            changes in:
               Accounts receivable                                (107,039)                  (117,740)                  (695,786)
               Other current assets                                    100                    (17,400)                    (4,525)
               Accounts payable                                     28,077                    112,568                    353,811
               Accrued expenses                                      6,947                        757                      4,890
               Amounts due to training providers                   346,997                     89,352                    353,603
               Deferred revenue                                    (42,930)                     8,823                      4,844
                                                             -------------            ---------------         ------------------
          Net cash provided by operating activities                113,513                     55,639                     41,502
                                                             -------------            ---------------         ------------------
Cash flows from investing activities:
    Capital expenditures                                           (44,582)                    (3,625)                   (30,488)
                                                             -------------            ---------------         ------------------
          Net cash used in investing activities                    (44,582)                    (3,625)                   (30,488)
                                                             -------------            ---------------         ------------------
Net increase in cash                                                68,931                     52,014                     11,014
Cash, beginning of period                                           49,428                     49,428                    118,359
                                                             -------------            ---------------         ------------------
Cash, end of period                                          $     118,359                    101,442                    129,373
                                                             =============            ===============         ==================
Supplemental schedule of non-cash
    finanacing activities:
    Value of common stock transferred
       in exchange for services rendered                     $     162,954                          -                     50,000
                                                             =============            ===============         ==================


See accompanying notes to financial statements.

                               CertiSource, Inc.

                         Notes to Financial Statements

       (Information with respect to June 30, 1998 and 1999 is unaudited)



(1)  Summary of Significant Accounting Policies

     (a)  Description of Business

          CertiSource, Inc. (the Company) was incorporated in Texas on December 26, 1996. The Company provides registration services for technical and educational training courses, as well as related training products, consulting services and software. The Company also uses an Internet Web-site to provide large corporations training management services including reporting and the coordination of private training events.

     (b)  Revenue and Operational Expenses

          The Company coordinates the registration process for training classes provided by third parties. In these instances, the Company bills and collects the full charge for the training class, thereby assuming credit risk and remits a significant portion of the amount collected to the training provider. As the Company has no direct involvement in conducting the training class, revenue is recognized net of the amounts due to the training provider. Revenue is deferred until the classes are provided.

          The Company also coordinates private training events. This service, involves locating a training site, obtaining a training instructor billing and collecting registration fees, thereby assuming credit risk, and managing the registration process. The Company is integrally involved in organizing the training class. In these instances, the full amount of the participant fee for the course is recognized as revenue when the classes are provided and costs to organize the classes are included in operational expenses when training is provided.

          Following is a summary of revenue components for the periods covered by the accompanying financial statements:

                                                      For the            Six months          Six months
                                                     year ended            ended               ended
                                                    December 31,          June 30,            June 30,
                                                        1998                1998                1999
                                                    ------------         ----------          ----------
          Commission revenue recognized net
               for third party courses               $  542,602            195,047               380,006

          Private training event revenue
               recogonized gross                        401,338            222,217               232,022
                                                     ----------          ---------            ----------
          Total                                      $  943,940            417,264               612,028
                                                     ==========          =========            ==========

          The Company's policies regarding class cancellations follow that of the training provider. Certain providers allow for refunds if the cancellation occurs two weeks prior to the course date. Other providers charge a nominal fee for cancellation. A few providers allow the participant to cancel and register for a similar class offered in the future at no additional charge. Since revenue is not recognized until classes are provided to participants, course cancellations do not result in adjustments to revenue.

                               CertiSource, Inc.

                         Notes to Financial Statements

       (Information with respect to June 30, 1998 and 1999 is unaudited)


     (c)  Financial Instruments

          The Company's financial instruments principally consist of cash, accounts receivable and accounts payable, which are carried at cost which approximates fair value because of the short maturity of these instruments.

     (d)  Property and Equipment

          Property and equipment are stated at cost, net of accumulated depreciation.

          Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

               Software and computer equipment            5 years
               Office furniture                           7 years


     (e)  Income Taxes

          The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and the tax effect of net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded against deferred tax assets if it is more likely than not that such assets will not be realized.

     (f)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (g)  Concentration of Risk

          Classes sponsored by BMC Software, a training provider, represented 27%, 27% and 21% of revenues for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively. In addition, all of the other income recorded in 1999 resulted from the BMC relationship (note 6).

          EDS, a customer, accounted for 9% of revenues for the six months ended June 30, 1999 and $620,147 of accounts receivable at June 30, 1999.

                               CertiSource, Inc.

                         Notes to Financial Statements

       (Information with respect to June 30, 1998 and 1999 is unaudited)


     (h)  Advertising Costs

          Advertising costs are expensed as incurred. Advertising expense was approximately $16,700 for the year ended December 31, 1998 and $2,500 and $5,500 for the six months ended June 30, 1998 and 1999.

     (i)  Web Site Development Costs

          Costs of developing the Company's web site, which is utilized to facilitate course registration by third parties, are expensed as incurred.

     (j)  Recent Accounting Pronouncements

          The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income
          (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive income (loss) and its net income (loss) as reported.

(2)  Property and Equipment

     A summary of property and equipment at December 31, 1998 and June 30, 1999 is as follows:

                                                              December 31, 1998          June 30, 1999
                                                              -----------------          -------------
          Software and computer equipment                         $ 42,621                 $ 63,109
          Office furniture                                           8,632                   18,632
                                                                  --------                 --------
                                                                    51,253                   81,741
          Less:  accumulated depreciation                          (21,520)                 (32,983)
                                                                  --------                 --------
          Property and equipment, net                             $ 29,733                 $ 48,758
                                                                  ========                 ========

                               CertiSource, Inc.

                         Notes to Financial Statements

       (Information with respect to June 30, 1998 and 1999 is unaudited)


(3)  Income Taxes

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 are presented below:

                                                                        December 31, 1998
                                                                       ------------------
     Deferred tax assets:
          Net operating loss carryforwards                               $        77,580
          Allowance for doubtful accounts                                         12,940
          Depreciation and other                                                   1,288
                                                                       -----------------
              Total deferred tax assets                                  $        91,808
     Less: valuation allowance                                                   (91,808)
                                                                       -----------------
              Net deferred tax assets                                    $             -
                                                                       =================

     Due to the Company's history of losses, a valuation allowance for the full amount of the Company's gross deferred tax asset has been recorded at December 31, 1998 and June 30, 1999.

     As of December 31, 1998, the Company has approximately $210,000 of net operating loss carryforwards for federal tax purposes expiring beginning in year 2012. Under the Tax Reform Act of 1986, the utilization of a corporation's net operating loss carryforward is limited following a greater than 50% change in ownership. Due to the Company's prior and current equity transactions, the Company's net operating loss carryforwards may be subject to an annual limitation and a significant portion of such net operating losses may not be available to offset future taxable income.

(4)  Commitments

     The Company leases its facilities and office equipment under operating lease agreements expiring through 2002. Future minimum lease payments as of December 31, 1998 under the leases are as follows:

           1999                                      $61,598
           2000                                       71,164
           2001                                       74,827
           2002                                        6,356

     Rent expense was approximately $28,300, $8,500 and $23,700 for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively.

     As of June 30, 1999, the Company's agreements with certain training providers require the Company to maintain a minimum annual volume, ranging from $5,000 per year to $400,000 per year, in order to be entitled to negotiated volume discounts.

     The Year 2000 is a universal concern resulting from many computer programs being written using two digits rather than four to define the applicable year. This date recognition issue would result in a temporary inability to process transactions or engage in normal business activities. Failure to identify and successfully remediate the Company's internal systems, as well as infrastructure failures, such as loss of electric power, loss of telecommunication services or computer errors by vendors and major bank errors, could significantly reduce the Company's ability to serve customers. The Company believes that its Year 2000 readiness program will reduce the Company's risk with respect to this issue. Since the Company anticipates completing its remediation efforts in 1999, a formal contingency plan has not been prepared.

                               CertiSource, Inc.

                         Notes to Financial Statements

       (Information with respect to June 30, 1998 and 1999 is unaudited)


(5)  Related-Party Transactions

     For the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, the Company paid approximately $111,800, $63,600 and $70,000, respectively, to Market Solutions Group for services provided by the President and Chief Executive Officer. Market Solutions Group is owned by the Company's President and Chief Executive Officer and his spouse.

     In 1998, the sole stockholder transferred 500,000 shares of common stock to an employee for services rendered. Accordingly, the Company recorded $162,954 of compensation expense related to this transaction based on the estimated fair value of the Company's stock on the date of transfer.

     In 1999, the stockholders transferred a total of 50,000 shares of common stock to a consultant for services rendered. Accordingly, the Company recorded $50,000 of compensation expense related to this transaction based on the estimated fair value of the Company's stock on the date of transfer.

(6)  Other Income

     In October 1998 the Company alleged that a training provider breached its exclusive contract with the Company. This matter was settled in March of 1999, whereby $109,300 of accounts receivable from the training provider and $446,175 of accounts payable to the training provider were forgiven. Accordingly, the accompanying financial statements reflect approximately $337,000 in settlement gains, which has been classified as a component of other income.

(7)  Subsequent Event

     On August 10, 1999, the Company was acquired by VerticalNet, Inc. Prior to the acquisition, the Company awarded 118,948 shares of the Company's common stock to certain employees. The Company will record a charge of approximately $475,000 (unaudited) related to this transaction. Under the terms of that agreement, VerticalNet, Inc. acquired all of the outstanding stock of the Company in exchange for a combination of cash and VerticalNet, Inc. common stock.

                               VERTICALNET, INC.
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (unaudited)


The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the related unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, give effect to the acquisition of all the capital stock of Certisource, as described in Note 2 of the Notes to Pro Forma Condensed Consolidated Financial Statements, as if the transaction had occurred as of June 30, 1999, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 1998, in the case of the unaudited pro forma consolidated statements of operations.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, also give effect to the acquisitions of LabX Technologies Inc. ("LabX") and Techspex, Inc. ("Techspex"), completed on July 29, 1999 and June 14, 1999, as described in Notes 3 and 4 of the Notes to the Pro Forma Condensed Consolidated Financial Statements, respectively, as if the transactions had occurred as of Janurary 1, 1998.

In addition, the unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 also gives effect to the acquisitions of Boulder Interactive Technology Services Company ("BITC") and Informatrix Worldwide, Inc. ("Informatrix"), completed in 1998, as described in Note 5 of the Notes to the Pro Forma Condensed Consolidated Financial Statements, as if the transactions had occurred as of January 1, 1998.

The pro forma condensed consolidated financial statements have been prepared by the management of the Company and should be read in conjunction with the Company's historical consolidated financial statements, which have been previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, the historical financial statements of CertiSource, which are included elsewhere in this Form 8-K, the historical financial statements of Techspex and LabX filed on Forms 8-K dated June 14, 1999 and July 29, 1999, respectively, the historical financial statements of BITC and Informatrix filed in the Company's Registration Statement filed on Form S-1 effective February 11, 1999. Since the pro forma financial statements which follow are based upon the financial condition and operating results of CertiSource, LabX, Techspex, BITC and Informatrix during periods when they were not under the control or management of VerticalNet, the information presented may not be indicative of the results which would have actually been obtained had the acquisitions been completed on January 1, 1998 nor are they indicative of future financial or operating results.

                               VERTICALNET, INC.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1999

                                                                                                      Historical (Note 1)
                                                                                                 ------------------------------

                                                                                                 VerticalNet            LabX
                                                                                                 ------------         ---------
Assets
------
Current assets:
    Cash and cash equivalents                                                                    $ 20,235,068         $  49,714
    Short-term investments                                                                         12,480,457                 -
    Accounts receivable, net of allowance for doubtful accounts                                     4,446,631            33,844
    Prepaid expenses and other assets                                                               2,945,708             2,923
                                                                                                 ------------         ---------
              Total current assets                                                                 40,107,864            86,481
Property and equipment, net                                                                         1,816,460            17,872
Goodwill and other intangibles, net of accumulated amortization                                     8,159,583                 -
Long-term investments                                                                              14,376,407                 -
Deferred charges and other assets                                                                   1,809,617                 -
                                                                                                 ------------         ---------
              Total assets                                                                       $ 66,269,931         $ 104,353
                                                                                                 ============         =========

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
    Current portion of long-term debt                                                            $    823,480         $       -
    Accounts payable                                                                                1,896,362               943
    Amounts due to training providers                                                                       -                 -
    Accrued expenses                                                                                2,372,080             8,510
    Deferred revenues                                                                               5,820,222            61,819
    Shareholder advances                                                                                    -             3,233
                                                                                                 ------------         ---------
              Total current liabilities                                                            10,912,144            74,505
Long-term debt, net of current portion                                                                517,293                 -


Shareholders' equity                                                                               54,840,494            29,848
                                                                                                 ------------         ---------
              Total liabilities and shareholders' equity                                         $ 66,269,931         $ 104,353
                                                                                                 ============         =========

                                                                                                                        Historical
                                                                               Pro Forma                                 (Note 1)
                                                                              Adjustments               Total           CertiSource
                                                                            -------------            -----------        -----------
Assets
------
Current assets:
    Cash and cash equivalents                                               $  (1,800,000)   (e)     $18,484,782        $   129,373
    Short-term investments                                                              -             12,480,457                  -
    Accounts receivable, net of allowance for doubtful accounts                         -              4,480,475            963,904
    Prepaid expenses and other assets                                                   -              2,948,631              5,925
                                                                            -------------            -----------        -----------
              Total current assets                                             (1,800,000)            38,394,345          1,099,202
Property and equipment, net                                                             -              1,834,332             48,758
Goodwill and other intangibles, net of accumulated amortization                 4,582,729   (f &g)    12,742,312                  -
Long-term investments                                                                   -             14,376,407                  -
Deferred charges and other assets                                                       -              1,809,617                  -
                                                                            -------------            -----------        -----------
              Total assets                                                  $   2,782,729            $69,157,013        $ 1,147,960
                                                                            =============            ===========        ===========

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
    Current portion of long-term debt                                       $           -            $   823,480        $         -
    Accounts payable                                                                    -              1,897,305            489,149
    Amounts due to training providers                                                   -                      -            757,324
    Accrued expenses                                                                    -              2,380,590             18,530
    Deferred revenues                                                             (21,178)  (g)        5,860,863             38,240
    Shareholder advances                                                                -                  3,233                  -
                                                                            -------------            -----------        -----------
              Total current liabilities                                           (21,178)            10,965,471          1,303,243
Long-term debt, net of current portion                                                  -                517,293                  -

                                                                                2,833,755   (e)
Shareholders' equity                                                              (29,848)  (h)       57,674,249          (155,283)
                                                                            -------------            -----------        -----------
              Total liabilities and shareholders' equity                    $   2,782,729            $69,157,013        $ 1,147,960
                                                                            =============            ===========        ===========



                                                                             Pro Forma
                                                                            Adjustments                  Pro Forma
                                                                           ------------                 -----------
Assets
------
Current assets:
    Cash and cash equivalents                                              $   (600,724)    (a)         $18,013,431
    Short-term investments                                                            -                  12,480,457
    Accounts receivable, net of allowance for doubtful accounts                       -                   5,444,379
    Prepaid expenses and other assets                                                 -                   2,954,556
                                                                           ------------                 -----------
              Total current assets                                             (600,724)                 38,892,823
Property and equipment, net                                                           -                   1,883,090
Goodwill and other intangibles, net of accumulated amortization               3,393,438     (b)          16,135,750
Long-term investments                                                                 -                  14,376,407
Deferred charges and other assets                                                     -                   1,809,617
                                                                           ------------                 -----------
              Total assets                                                 $  2,792,714                 $73,097,687
                                                                           ============                 ===========

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
    Current portion of long-term debt                                      $          -                 $   823,480
    Accounts payable                                                                  -                   2,386,454
    Amounts due to training providers                                                 -                     757,324
    Accrued expenses                                                                  -                   2,399,120
    Deferred revenues                                                           (13,100)                  5,886,003
    Shareholder advances                                                              -                       3,233
                                                                           ------------                 -----------
              Total current liabilities                                               -                  12,255,614
Long-term debt, net of current portion                                                -                     517,293

                                                                              2,650,531     (a)                   -
Shareholders' equity                                                            155,283     (c)          60,324,780
                                                                           ------------                 -----------
              Total liabilities and shareholders' equity                   $  2,792,714                 $73,097,687
                                                                           ============                 ===========

       The accompanying notes are an integral part of these statements.

                               VERTICALNET, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                          Historical (Note 1)
                                                                  --------------------------------------------------------------

                                                                   VerticalNet     BITC     Informatrix     Techspex      LabX
                                                                  ------------   --------   -----------     ----------   --------
Revenues                                                          $  3,134,769   $437,628    $   32,442     $  307,554   $ 91,217
                                                                  ------------   --------   -----------     ----------   --------
Costs and Expenses:
   Editorial and operational                                         3,237,971    121,726       253,503         72,937     20,359
   Product development                                               1,404,557          -        75,766         22,142      8,497
   Sales and marketing                                               7,894,662    123,542       426,058        218,264     18,088
   General and administrative                                        3,823,593    327,879        93,131        183,518     20,829


   Amortization of goodwill and other intangibles                      282,990          -             -              -          -
                                                                  ------------   --------   -----------     ----------   --------
       Operating loss                                              (13,509,004)  (135,519)     (816,016)      (189,307)    23,444
                                                                  ------------   --------   -----------     ----------   --------

Interest and dividend income                                           212,130        143             -              -          -

Interest expense                                                      (297,401)         -       (37,978)       (43,144)         -
                                                                  ------------   --------   -----------     ----------   --------
       Interest, net                                                   (85,271)       143       (37,978)       (43,144)         -
Income taxes                                                                 -          -             -              -      3,892
                                                                  ------------   --------   -----------     ----------   --------
Net loss                                                          $(13,594,275) $(135,376)   $ (853,994)      (232,451)  $ 19,522
                                                                  ============   =========   ==========     ==========   ========

Basic and diluted net loss per share                              $      (5.29)
                                                                  ============
Weighted average shares outstanding
    used in basic and diluted  per-share calculation (Note 5)        2,570,550
                                                                  ============

                                                                                             Historical (Note 1)
                                                                                             -------------------
                                                               Pro Forma                                           Pro Forma
                                                              Adjustments           Total        CertiSource      Adjustments
                                                              -----------       ------------    ------------      -----------
Revenues                                                      $         -       $  4,003,610      $  943,940      $         -
                                                              -----------       ------------    ------------      -----------
Costs and Expenses:
   Editorial and operational                                     (180,000)(m)      3,526,496         469,341                -
   Product development                                                  -          1,510,962         189,461                -
   Sales and marketing                                                  -          8,680,614         351,256                -
   General and administrative                                           -          4,448,950         235,661                -
                                                                1,580,392 (i)
                                                                1,101,681 (k)
   Amortization of goodwill and other intangibles                 922,401 (o)      3,887,464               -        1,131,146(d)
                                                              -----------       ------------    ------------      -----------
       Operating loss                                          (3,424,474)       (18,050,876)       (301,779)      (1,131,146)
                                                              -----------       ------------    ------------      -----------

   Interest and dividend income                                         -            212,273               -                -
                                                                   43,144 (l)
Interest expense                                                   35,025 (n)       (300,354)              -                -
                                                              -----------       ------------    ------------      -----------
       Interest, net                                               78,169            (88,081)              -                -
Income taxes                                                       (3,892)(j)              -               -                -
                                                              -----------       ------------    ------------      -----------
 Net loss                                                      (3,342,413)      $(18,138,957)   $   (301,779)     $(1,131,146)
                                                              ===========       ============    ============      ===========
Basic and diluted net loss per share

Weighted average shares outstanding
  used in basic and diluted per-share calculation (Note 5)

                                                                  Pro Forma
                                                                 ------------
Revenues                                                         $  4,947,550
                                                                 ------------
Costs and Expenses:
   Editorial and operational                                        3,995,837
   Product development                                              1,700,423
   Sales and marketing                                              9,031,870
   General and administrative                                       4,684,611


   Amortization of goodwill and other intangibles                   5,018,610
                                                                  -----------
       Operating loss                                             (19,483,801)
                                                                  -----------

Interest and dividend income                                          212,273

Interest expense                                                     (300,354)
                                                                  -----------
       Interest, net                                                  (88,081)
Income taxes                                                                -
                                                                  -----------
 Net loss                                                         (19,571,882)
                                                                  ===========

Basic and diluted net loss per share                                    (7.17)
                                                                  ===========
Weighted average shares outstanding
  used in basic and diluted per-share calculation (Note 5)          2,728,520
                                                                  ===========

       The accompanying notes are an integral part of these statements.

                               VERTICALNET, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                                       Historical (Note 1)
                                                               ------------------------------               Pro Forma
                                                                 VerticalNet      Techspex        LabX      Adjustments
                                                               ---------------  -------------  ----------   ------------
                                                               $     5,484,959  $     151,258  $   93,571   $          -
                                                               ---------------  -------------  ----------   ------------
Costs and Expenses:
   Editorial and operational                                         2,884,756         32,801      19,328              -
   Product development                                               2,694,704         10,344      15,174              -
   Sales and marketing                                               9,176,807         95,659      21,855              -
   General and administrative                                        3,350,071         54,552      11,983              -
                                                                                                                 790,196 (i)
   Amortization of goodwill and other intangibles                      610,469              -           -        504,937 (k)
                                                               ---------------  -------------  ----------   ------------
        Operating loss                                             (13,231,848)       (42,098)     25,231     (1,295,133)
                                                               ---------------  -------------  ----------   ------------

Other Income                                                                 -              -           -              -

Interest and dividend income                                         1,037,936              -           -              -
Interest expense                                                      (175,557)       (12,501)          -         12,501 (l)
                                                               ---------------  -------------  ----------   ------------
        Interest, net                                                  862,379        (12,501)          -         12,501
Income taxes                                                                 -              -       5,632         (5,632)(j)
                                                               ---------------  -------------  ----------   ------------
Net loss                                                       $   (12,369,469) $     (54,599) $   19,599   $ (1,277,000)
                                                               ===============  =============  ==========   ============
Basic and diluted net loss per share                           $         (0.91)
Weighted average shares outstanding                            ===============
    used in basic and diluted  per-share calculation (Note 5)       13,520,933
                                                               ===============

                                                                                Historical (Note 1)
                                                                                -------------------
                                                                                                       Pro Forma
                                                                    Total          CertiSource        Adjustments    Pro Forma
                                                               --------------   -------------------   -----------   ------------
Revenues                                                       $    5,729,788   $           612,028   $         -   $  6,341,816
                                                               --------------   -------------------   -----------   ------------
Costs and Expenses:
   Editorial and operational                                        2,936,885               171,779             -      3,108,664
   Product development                                              2,720,222                77,652             -      2,797,874
   Sales and marketing                                              9,294,321               236,382             -      9,530,703
   General and administrative                                       3,416,606               490,078             -      3,906,684

   Amortization of goodwill and other intangibles                   1,905,602                             565,573 (d)  2,471,175
                                                               --------------   -------------------   -----------   ------------
        Operating loss                                            (14,543,848)             (363,863)     (565,573)   (15,473,284)
                                                               --------------   -------------------   -----------   ------------

Other Income                                                                -               327,065             -        327,065

Interest and dividend income                                        1,037,936                     -             -      1,037,936
Interest expense                                                     (175,557)                    -             -       (175,557)
                                                               --------------   -------------------   -----------   ------------
        Interest, net                                                 862,379                     -             -        862,379
Income taxes                                                                -                     -             -              -
                                                               --------------   -------------------   -----------   ------------
Net loss                                                       $  (13,681,469)  $           (36,798)  $  (565,573)  $(14,283,840)
                                                               ==============  ====================   ===========   ============

Basic and diluted net loss per share                                                                                $      (1.05)
Weighted average shares outstanding                                                                                 ============
    used in basic and diluted  per-share calculation (Note 5)                                                         13,639,468
                                                                                                                    ============

       The accompanying notes are an integral part of these statements.

                               VERTICALNET, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)


Note 1: HISTORICAL FINANCIAL STATEMENTS:

The historical balances of VerticalNet, Inc. ("VerticalNet" or the "Company") represent the consolidated balance sheet as of June 30, 1999, and the consolidated results of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, as reported in the consolidated financial statements which have been previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the three and six months ended June 30, 1999. The historical balances of Boulder Interactive Technology Services ("BITC") and Informatrix Worldwide, Inc. ("Informatrix") for the year ended December 31, 1998, represent the results of operations for BITC and Informatrix prior to their acquisition by the Company during the year ended December 31, 1998, and were derived from their historical financial statements included in the Company's Registration Statement filed on Form S-1 effective February 11, 1999. The historical balances of LabX Technologies Inc. ("LabX") for the year ended December 31, 1998 and for the six months ended June 30, 1999 represent the results of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, which were derived from the historical year ended September 30, 1998 and the six months ended June 30, 1999 financial statements filed in the Form 8-K dated July 29, 1999. The historical balances of Techspex, Inc. ("Techspex") for the year ended December 31, 1998 and six months ended June 30, 1999, represent the results of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, which were derived from the historical financial statements filed in the Form 8-K dated June 14, 1999 and reflect the results of its operations prior to its acquisition by the Company. The historical balances of CertiSource, Inc. ("CertiSource") for the year ended December 31, 1998 and the six months ended June 30, 1999, were derived from the historical financial statements included in this Form 8-K.

Note 2: ACQUISITION OF CERTISOURCE, INC:

On August 10, 1999, VerticalNet entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, Certisource Acquisition Co., Inc., a Delaware Corporation, Certisource, Inc., a Texas Corporation, and Walter Rogers, Richard Talaber and Stuart Thomajan, principal shareholders, to acquire all of the capital stock of CertiSource for approximately $3.3 million, including transaction costs. The acquisition will be accounted for under the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on the fair values at the acquisition date. Such allocation has been based on estimates that are tentative and may be revised at a later date. Therefore, actual amounts may differ from those in the unaudited pro forma condensed consolidated financial statements. The purchase price plus the net liabilities assumed was approximately $3.4 million, which has been allocated to a covenant not-to-compete and goodwill of approximately $500,000 and $2.9 million, respectively. The covenant not-to-compete and goodwill and will be amortized on a straight-line basis over 36 months.

The following pro forma adjustments for the CertiSource acquisition are reflected in the unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the unaudited pro forma statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999:

Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet
-----------------------------------------------------------------------

(a) Reflects the consideration issued by the Company to consummate the acquisition as follows:

     Cash                                               $  475,724
     Transaction costs                                     125,000
     VerticalNet common stock                            2,650,531
                                                        ----------
                                                        $3,251,255
                                                        ==========

(b) Reflects the recording of the purchase transaction. The book value of the assets acquired and liabilities assumed are estimated to approximate fair value.

     Total purchase price                               $3,251,255
     Fair value of net liabilities assumed (also refer
       to note (c))                                        142,183
                                                        ----------
                                                        $3,393,438
                                                        ==========

     The purchase price was allocated as follows:

          Covenant to-not-compete
            (estimated useful life of 36 months)        $  500,000
          Goodwill (estimated useful life
            of 36 months)                                2,893,438
                                                        ----------
                                                        $3,393,438
                                                        ==========

(c) Reflects the elimination of the historical equity accounts of CertiSource and an adjustment to fair value deferred revenue assumed based on VerticalNet's cost structure plus a reasonable profit margin.

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(d) Represents additional amortization expense for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, relating to the covenant to-not-compete and goodwill based upon the estimated useful life for both of 36 months.


Note 3: ACQUISITION OF LABX TECHNOLOGIES, INC:

On July 29, 1999, the Company acquired all of the capital stock of LabX for approximately $4.6 million, including transaction costs. The consideration for the acquisition was $1.8 million in cash (including transaction costs of $200,000) and 34,897 shares of Company common stock with a fair market value of approximately $2.8 million. The acquisition has been accounted for under the purchase method of accounting. The purchase price less the net assets acquired was approximately $4.6 million, which has been allocated to a covenant not-to-compete, existing technology and goodwill of approximately $350,000, $500,000 and $3.75 million, respectively. The covenant not-to-compete will be amortized on a straight-line basis over 24 months, while the existing technology and goodwill will be amortized on a straight-line basis over 36 months. Refer to the Company's Form 8-K, filed on August 12, 1999 for additional information.

The following pro forma adjustments for the LabX acquisition are reflected in the unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the unaudited pro forma statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999:

Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet
-----------------------------------------------------------------------

(e) Reflects the consideration issued by the Company to consummate the acquisition as follows:

        Cash                                                         $1,600,000
        Transaction costs                                               200,000
        VerticalNet common stock                                      2,833,755
                                                                     ----------
                                                                     $4,633,755
                                                                     ==========

(f) Reflects the recording of the purchase transaction. The book value of the assets acquired and liabilities assumed are estimated to approximate fair value.

        Total purchase price                                         $4,633,755
        Fair value of net assets acquired (also refer to note(g))       (51,026)
                                                                     ----------
                                                                     $4,582,729
                                                                     ==========

     The purchase price was allocated as follows:

        Covenant to-not-compete (estimated useful life of 24 months) $  350,000
        Existing technology (estimated useful life of 36 months)     $  500,000
        Goodwill (estimated useful life of 36 months)                 3,732,729
                                                                     ----------
                                                                     $4,582,729
                                                                     ==========

(g) Represents the adjustment to fair value deferred revenue assumed at time of acquisition, based VerticalNet's cost structure plus a reasonable profit margin.

(h)  Reflects the elimination of the historical equity accounts of LabX.

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(i) Represents additional amortization expense for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, relating to goodwill, existing technology acquired and the covenant to-not-compete based upon the estimated useful life of 36 months for both the goodwill and existing technology and 24 months for the covenant to-not-compete.

(j) Represents the elimination of tax expense incurred on the net income of LabX.


Note 4: TECHSPEX INC. ACQUISTION INFORMATION:

On June 14, 1999, the Company acquired all of the capital stock of Techspex for approximately $3.3 million, including transaction costs. The consideration for the acquisition was $311,000 in cash (including transaction costs of $100,000) and 44,997 shares of Company common stock with a fair market value of approximately $3.0 million. The acquisition has been accounted for under the purchase method of accounting. The purchase price plus the net liabilities assumed was approximately $3.3 million, which has been recorded as goodwill and will be amortized on a straight-line basis over 36 months. Refer to the Company's Form 8-K, filed on June 29, 1999, for additional information.

The Techspex acquisition is reflected in the June 30, 1999 VerticalNet historical balance sheet, therefore pro forma adjustments to the Condensed Consolidated Balance Sheet are not required.

The following pro forma adjustments for the Techspex acquisition are reflected in the pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999:

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(k) Represents additional amortization expense for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, relating to goodwill based upon the estimated useful life of 36 months.

(l) Represents the elimination of interest expense incurred on the notes payable of Techspex.


Note 5: BOULDER INTERACTIVE TECHNOLOGY SERVICES AND INFORMATRIX WORLDWIDE INC. ACQUISTION INFORMATION:

On September 1, 1998, the Company acquired all of the outstanding stock capital stock of BITC for $1.8 million in cash. On September 30, 1998, the Company acquired all the outstanding capital stock of Informatrix for 46,154 shares of the Company's common stock valued at $153,000. Contingent on achieving future sales targets during 1998, Informatrix shareholders later received 3,738 additional shares of the Company's common stock valued at approximately $32,000. Both acquisitions were accounted for using the purchase method of accounting. The purchase price plus net liabilities assumed, which was recorded as goodwill and is being amortized on a straight line basis over 36 months, was approximately $1.9 million and $903,000 for BITC and Informatrix, respectively. Refer to the Company's previously filed Annual Report on Form 10-K and Registration Statement on Form S-1 effective February 11, 1999 for additional information.

The following pro forma adjustments for the BITC and Informatrix acquisition are reflected in the pro forma condensed consolidated statement of operations for the year ended December 31, 1998:

Unaudited Pro Forma Adjustments to Condensed Statements of Operations
---------------------------------------------------------------------

(m) Reflects the elimination of editorial and operational costs charged by VerticalNet to Informatrix to maintain Informatrix's vertical trade community.

(n) Reflects the elimination of interest expense incurred by Informatrix on indebtedness to VerticalNet.

(o) Represents additional amortization expense for the year ended December 31, 1998 relating to goodwill based upon the estimated useful life of 36 months.

Note 6: PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE:

The weighted average shares outstanding used in the pro forma basic and diluted net loss per share calculation for the year ended December 31, 1998, includes 41,856, 34,897 and 44,997 shares of Company common stock issued in the acquisition of Certisource, LabX and Techspex, respectively, and 36,220 incremental shares that would have been outstanding from the acquisition of Informatrix, as if all of the acquisitions had occurred on Janurary 1, 1998. For the six months ended June 30, 1999, the weighted average shares outstanding used in the pro forma basic and diluted net loss per share calculation includes 41,856 and 34,897 shares of Company common stock issued in the acquisition of CertiSource and LabX, respectively, and 41,782 incremental shares that would have been outstanding from the acquisition of Techspex and the additional consideration given to Informatrix shareholders, as if these acquisitions had occurred on Janurary 1, 1999.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 20, 1999          VERTICALNET, INC.

                                     By:  /s/ Gene S. Godick
                                          ------------------
                                     Name:  Gene S. Godick
                                     Title: Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit No.    Description of Exhibit
-----------    ----------------------
2.1            Agreement and Plan of Merger by and among VerticalNet, Inc.,
               CertiSource Acquisition Co., Inc., CertiSource, Inc., and Walter
               Rogers, Richard Talaber and Stuart Thomajan (collectively, the
               "Principal Shareholders")


23.1           Consent of KPMG LLP